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Exhibit 31.2

Rule 13a-14(a) Certification of the Chief Financial Officer

        I, Thomas L. Callicutt, Jr., Chief Financial Officer, certify that:

1.
I have reviewed this annual report on Form 10-K/A of State Bank Financial Corporation.

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 10, 2012	/s/ THOMAS L. CALLICUTT, JR. Thomas L. Callicutt, Jr., Chief Financial Officer (Principal Financial and Accounting Officer)

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  Exhibit 31.2
Rule 13a-14(a) Certification of the Chief Financial Officer